Exhibit 10.26







Natural Gas Services Group, Inc.

I hereby agree to the termination of my employment agreement dated January 1, 1999 with Natural Gas Services Group, Inc. [or mention subsidiary] effective as of January 1, 2003. Article Seven is waived by both parties in its entirety.


_______________________________
Wayne Vinson


Agreed and accepted by:

Natural Gas Services Group, Inc.

By: ___________________________
Name:__________________________
Title:_________________________